Exhibit 99.1

FushiCopperweld Establishes Operational Hub in Continental Europe

BEIJING, Sept. 29, 2011 /PRNewswire-Asia-FirstCall/ -- FushiCopperweld Inc., (the "Company") (Nasdaq:FSIN - News), the leading global manufacturer and innovator of copper-clad bimetallic wire used in a variety of telecommunication, utility, transportation and other electrical applications, today announced that it has received approval from the Commercial Court of Liege in Belgium for its previously announced agreement with the receivers of Leaf Business Holdings Belgium regarding the lease with an option to purchase a 45,000 square-meter copper tubing manufacturing and distribution center that establishes an operational hub for the Company in continental Europe. FushiCopperweld will have an option to acquire all of the assets for EUR 5.75 million (approximately USD 7.8 million) during the lease period.

"We are pleased with the Commercial Court of Liege's decision today," said Joe Longever, co-Chief Executive Officer of FushiCopperweld. "This announcement is an exciting and important step for our company as we continue to expand our operations across the EMEA region and drive the adoption of bimetallic wire across the markets we serve."

FushiCopperweld will begin stocking the facility with bi-metallic wire for sale in continental Europe in the 2011 fourth quarter. In addition, the Company will restart the facility's tubing operations, slowly ramping up the production to an annual run rate of approximately 5,000 - 6,000 metric tons per year. The Company will also consider outfitting the facility with copper-clad production lines and ancillary finishing equipment.

"We welcome FushiCopperweld to Belgium," said Philippe Suinen, head of the Wallonia Investment & Export Agency (AWEX). "We are very pleased to be partnering with an industry leader to drive economic growth and create new jobs. We look forward to partnering with FushiCopperweld and wish them many years of success in Belgium and around the world."

The Walloon Region (Ministry of the Economy), the Federal Government (Ministry of Finance and Ministry of Social Affairs), the City of Liege, the Province of Liege and AWEX, the agency in charge of promoting foreign trade and attracting foreign investment for Belgium's Walloon region, have all contributed substantially in making the agreement possible.

About FushiCopperweld

FushiCopperweld Inc., through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co. Ltd., and CopperweldBimetallics LLC, is the leading manufacturer and innovator of copper-clad bimetallic engineered conductor products for electrical, telecommunications, transportation, utilities and industrial applications. With extensive design and production capabilities, and a long-standing dedication to customer service, FushiCopperweld is the preferred choice for bimetallic products worldwide.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "will" "believes", "expects" or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

For more information, please contact:

Investors
Nathan J. Anderson, VP/Corporate Development - FushiCopperweld Inc.
Phone +1.931.433.0482 - E-mail: IR@fushicopperweld.com
Web: www.fushicopperweld.com

Media
Thomas Horton, Director of Global Marketing - FushiCopperweld Inc.
Phone: +1.615.428.3333 - E-mail: thorton@fushicopperweld.com